Exhibit 10.1

AMENDMENT NO. 2 TO

LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 8, 2013 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors”), the “Lenders” party to the Loan Agreement referenced below (“Lenders”), and BANK OF AMERICA, N.A., in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Loan and Security Agreement dated as of February 28, 2013, as previously amended (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers, Guarantors, Lenders and Agent desire to amend certain provisions of the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Loan Agreement is hereby amended as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Amendment to Section 1.1 of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term “Fixed Charge Coverage Ratio” and replacing it with the following:

“Fixed Charge Coverage Ratio:  the ratio, determined on a consolidated basis for Company and its Subsidiaries for the most recent period of twelve consecutive months, of (a) EBITDA minus Capital Expenditures (except those financed with (i) Borrowed Money other than Revolver Loans or (ii) proceeds of casualty events or the issuance of Equity Interests to the extent such Capital Expenditures are made substantially contemporaneously with the receipt of such proceeds) and cash taxes paid for such period, to (b) Fixed Charges paid in cash during such period.”

3.                                      Amendment to Section 10.3.1 of the Loan Agreement.  Notwithstanding anything to the contrary set forth in the Loan Agreement, Section 10.3.1 of the Loan Agreement is hereby amended to provide that Obligors shall not be required to comply with Section 10.3.1 for any period ending after September 30, 2013.

4.                                      Amendment to Section 10.3.2 of the Loan Agreement.  Section 10.3.2 of the Loan Agreement is hereby amended by deleting Section 10.3.2 in its entirety and replacing it with the following new Section 10.3.2:

“10.3.2                    Fixed Charge Coverage Ratio.  At all times from and after September 30, 2013, maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 for each period of twelve consecutive months most recently ended.”

5.                                      No Default; Representations and Warranties, Etc.  Obligors hereby represent, warrant and confirm that: (a) all representations and warranties of Obligors in the Loan Agreement and the other

Loan Documents are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date; (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by Obligors of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of Obligors (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Obligor or any term or provision of any material indenture, agreement or other instrument binding on any Obligor or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

6.                                      Ratification and Confirmation.  Obligors hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.  Without limiting the generality of the foregoing, Obligors hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and Obligors hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

7.                                      Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent (the effective date of this Amendment, the “Effective Date”):

(a)                                 Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders and Obligors.

(b)                                 Agent shall have received a true and accurate copy of an effective amendment to the Permitted Term Debt Agreement that (i) provides that Obligors shall not be obligated to comply with Section 7.23 of the Permitted Term Debt Agreement for any period ending after September 30, 2013 and (ii) amends Section 7.24 of the Permitted Term Debt Agreement in a manner reasonably satisfactory to Agent.

(c)                                  As soon as practicable but in any event no later than 15 days after the Effective Date, SI UK shall have executed and delivered to Agent all documents reasonably requested by Agent to enable Agent to obtain and maintain a perfected fixed charge over SI UK’s Dominion Accounts in the United Kingdom.

(d)                                 Borrowers shall have paid to Agent, for the account of each Lender (including Bank of America, N.A., in its capacity as a Lender) that executes and delivers to Agent by 3:00 p.m. New York City time on November 8, 2013 a counterpart to this Amendment (each such Lender, an “Approving Lender”), an amendment fee in an amount equal to ten (10) basis points multiplied by such Approving Lender’s Commitment.

(e)                                  Borrowers shall have paid all other fees and amounts due and payable to Agent and its legal counsel in connection with the Loan Agreement, this Amendment and the other Loan Documents, including, (i) the fees payable pursuant to that certain Amendment Fee Letter dated as of November 8, 2013 between Borrowers and Agent, and

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(ii) to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by Borrowers under the Loan Agreement.

8.                                      Miscellaneous.

(a)                                 Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.

(b)                                 This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)                                  Borrowers shall reimburse Agent for, or pay directly, all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and expenses of Agent’s legal counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents, within 30 days of Borrowers’ receipt of invoices (in reasonably sufficient detail) setting forth such costs and expenses.

(d)                                 This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

SUMMER INFANT (USA), INC.

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

SUMMER INFANT EUROPE LIMITED

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

AGENT

BANK OF AMERICA, N.A., as Agent

By	/s/ Cynthia G. Stannard
Name: Cynthia G. Stannard
Title: Senior Vice President

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

LENDER

BANK OF AMERICA, N.A., as Lender

By	/s/ Cynthia G. Stannard
Name: Cynthia G. Stannard
Title: Senior Vice President

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

LENDER

JPMORGAN CHASE BANK, N.A., as Lender

By	/s/ Nisha Gupta
Name: Nisha Gupta
Title: Authorized Officer

[Signature Page to Amendment No. 2 to Loan and Security Agreement]

LENDER

FIRST NIAGARA COMMERCIAL FINANCE, INC., A WHOLLY-OWNED SUBSIDIARY OF FIRST NIAGARA BANK, N.A., as Lender

By	/s/ Danielle L. Prentis
Name:	Danielle L. Prentis
Title:	VP — Portfolio Manager

[Signature Page to Amendment No. 2 to Loan and Security Agreement]